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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
PRICE LEGACY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is the text of a press release issued by Price Legacy Corporation on December 10, 2004:

NEWS	(PLRE)

FOR IMMEDIATE RELEASE: CONTACT: Jeffrey Fisher, Chief Financial Officer, Price Legacy Corporation 17140 Bernardo Center Drive, Suite 300, San Diego, CA 92128 (858) 675-9400	December 10, 2004

PRICE LEGACY CORPORATION
ENTERS INTO MEMORANDUM OF UNDERSTANDING TO SETTLE
STOCKHOLDER LITIGATION

San Diego, CA. (December 10, 2004)—Price Legacy Corporation (NASDAQ: PLRE) announced today that it and the other defendants have entered into a memorandum of understanding regarding the settlement of putative class action lawsuits filed in connection with the proposed acquisition of Price Legacy by PL Retail LLC, a joint venture between Kimco Realty Corporation and clients advised by DRA Advisors LLC. The lawsuits were filed in the Superior Court of California, County of San Diego and the Circuit Court for Baltimore City, Maryland against Price Legacy, the members of Price Legacy's board of directors and The Price Group LLC, an entity affiliated with Sol Price, a founder and major stockholder of Price Legacy.

The settlement of these lawsuits will not affect the amount of merger consideration to be paid in the merger or any other terms of the merger.

In connection with the settlement, Price Legacy has agreed to make certain additional disclosures to its stockholders, which will be included in a proxy statement supplement that will be mailed to Price Legacy stockholders on or about December 10, 2004. Subject to the completion of certain confirmatory discovery by counsel to the plaintiffs, the memorandum of understanding contemplates that the parties will enter into a settlement agreement. The settlement agreement will be subject to customary conditions including Court approval following notice to Price Legacy's stockholders and consummation of the merger. In the event that the parties enter into a settlement agreement, a hearing will be scheduled at which the Court will consider the fairness, reasonableness and adequacy of the settlement which, if finally approved by the Court, will resolve all of the claims that were or could have been brought in the actions being settled. In addition, in connection with the settlement, the parties contemplate that plaintiffs' counsel will petition the Court for an award of attorneys' fees and expenses in the amount of $935,000 which defendants have agreed not to oppose.

The defendants deny the allegations made in the putative class action litigation and have agreed to settle the litigation to avoid the burden and expense of further litigation, to avoid the risk of delaying the merger and to fully and finally resolve the settled claims.

As previously announced, Price Legacy's annual meeting of stockholders will be held on Monday, December 20, 2004, at 10:00 a.m. Pacific time at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California. At the meeting, Price Legacy stockholders will be asked to approve and adopt the previously announced merger agreement by which Price Legacy will be acquired by PL Retail LLC. Under the terms of the merger agreement, holders of Price Legacy's common stock will receive $18.85 per share in cash plus a prorated common dividend from October 1, 2004 through the closing of the merger. Stockholders of record as of November 4, 2004, the previously announced record date for the meeting, will be eligible to vote at the meeting.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, Price Legacy has filed a definitive proxy statement with the Securities and Exchange Commission (SEC). PRICE LEGACY URGES STOCKHOLDERS TO REVIEW THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC

RELATED TO THE PROPOSED MERGER CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. The proxy statement and other documents filed with the SEC by Price Legacy are available without charge on the SEC's website at www.sec.gov. A free copy of these documents may also be obtained from Price Legacy's Investor Relations at the address set forth above.

The officers and directors of Price Legacy have interests in the proposed merger, some of which may differ from, or may be in addition to, those of Price Legacy's stockholders generally. In addition, Price Legacy, its officers, directors and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Price Legacy related to the proposed merger. Information about the officers and directors of Price Legacy and the interests they may have in the proposed merger is available in the proxy statement.

Price Legacy acquires, operates and develops open-air shopping centers nationwide. The company manages its properties through regional offices located in Arizona, California, Florida and Virginia. Price Legacy has its corporate offices in San Diego, is organized as a REIT and has a taxable REIT subsidiary, Excel Legacy Holdings Inc. For more information on Price Legacy, visit the company's website at www.PriceLegacy.com.

Forward-Looking Statements

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of Price Legacy to differ materially from historical results or from any results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include the possibility that the proposed merger may not be consummated on the terms described in this release, or at all, the possibility that the litigation concerning the proposed merger may not be settled on the terms described in this release, or at all, the possibility that the intended benefits of the proposed merger may not be fully realized, changes in general economic conditions, real estate conditions, competition, litigation, financial performance of Price Legacy's properties, joint ventures and investments, and environmental and other liabilities. Price Legacy refers you to the documents it files from time to time with the SEC available through Price Legacy's website at www.PriceLegacy.com, which discuss these and other factors that could adversely affect Price Legacy's results. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Price Legacy undertakes no obligation to update publicly or revise any forward-looking statements.

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PRICE LEGACY CORPORATION ENTERS INTO MEMORANDUM OF UNDERSTANDING TO SETTLE STOCKHOLDER LITIGATION